Exhibit 99.1

Pacific Capital Bancorp Reports Third Quarter 2011 Net Income of $20.5 Million

SANTA BARBARA, Calif.--(BUSINESS WIRE)--October 27, 2011--Pacific Capital Bancorp (Nasdaq: PCBC), a community bank holding company and parent of Santa Barbara Bank & Trust, reported net income of $20.5 million, or $0.62 per diluted share, for the three months ended September 30, 2011, compared with $21.0 million, or $0.64 per diluted share, for the three months ended June 30, 2011. This brings total net income to $84.0 million, or $2.62 per diluted share, since the closing of the $500 million investment from a wholly-owned subsidiary of Ford Financial Fund, L.P. on August 31, 2010.

Third Quarter Highlights

  Delivered the fourth consecutive quarter of strong profitable results, following the successful recapitalization on August 31, 2010;
  Achieved a return on average assets of 1.39% and a return on average equity of 11.14% for the third quarter of 2011;
  Increased regulatory capital ratios to 12.1% and 20.0% for Tier 1 Leverage and Total Risk-Based Capital ratios, respectively; and,
  Continued to execute strategic plan to focus on core deposit growth, increase loan originations to commercial and private clients, and enhance technology and operational infrastructure.

“We’re pleased with what has been achieved in the first year since our recapitalization of this great community bank,” said Carl B. Webb, Chief Executive Officer of Pacific Capital Bancorp. “We’ve achieved strong earnings performance, effectively managed credit issues from the Company’s legacy loan portfolio, reintroduced lending products within our footprint, and continue to grow our core deposit base. At the same time, our capital levels have continued to grow stronger each quarter, and today, our capital significantly exceeds the regulatory levels to be considered a well capitalized financial institution.

“Our strong performance has allowed us to make important investments in the Bank’s systems and operational infrastructure,” said Mr. Webb. “These upgrades will enhance our clients’ banking experience in the years ahead, provide a substantial platform for future growth initiatives, and allow us to operate more efficiently in the future.”

Net interest income was $55.8 million, or 4.08% of average interest earning assets for the third quarter of 2011, compared with $60.2 million, or 4.42%, for the previous quarter. The decline in net interest income is primarily the result of lower loan accretion related to purchased credit impaired loans in the third quarter as compared with the prior quarter. This was offset by lower interest expense due to the maturity of longer-term debt and the decline in interest expense of deposits due primarily to the maturity of broker deposits.

Provision for loan losses declined to $0.8 million for the third quarter of 2011 compared with $1.8 million for the previous quarter. The decline is primarily the result of lower new loan originations and purchases when compared with the second quarter. The Company expects that loan originations and purchases will increase as its lending activities continue to be reintroduced throughout its footprint.

Total noninterest income was $13.0 million in the third quarter of 2011, compared with $12.5 million in the second quarter of 2011. The increase in noninterest income is primarily the result of a gain on sale of low income housing tax investments and corresponding lower operating costs associated with these investments.

Noninterest expense decreased to $48.1 million for the third quarter of 2011, compared with $50.2 million in the prior quarter. The decrease was primarily the result of lower regulatory assessment costs and professional fees, offset by higher salaries and benefits expense associated with the continued investment in personnel needed to enhance the Company’s technology and operational infrastructure. The Company expects noninterest expense to continue to increase during 2011 and 2012, as it makes further investments in its technology and personnel.

Pacific Capital Bancorp and its wholly-owned banking subsidiary, Santa Barbara Bank & Trust, N.A. (the “Bank” or “SBB&T”), exceed the ratios required to be considered, ”well capitalized” as well as capital levels that the Bank is required to meet under its agreement with the Office of the Comptroller of the Currency. Regulatory capital ratios for the Bank and the Company were 10.9% and 18.1%, and 12.1% and 20.0% at September 30, 2011, for Tier 1 leverage capital and total risk-based capital ratios, respectively.

Quarterly Report on Form 10-Q

The Company intends to file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, on or before November 14, 2011. This report can be accessed at the Securities and Exchange Commission’s website, www.sec.gov. Shortly after filing, it is also available free of charge at the Company’s website, www.pcbancorp.com or by contacting the Company’s Investor Relations Department.

About Pacific Capital Bancorp

Pacific Capital Bancorp, with $5.8 billion in assets, is the parent company of Santa Barbara Bank & Trust, N.A., a nationally chartered bank headquartered in Santa Barbara which operates 47 branches in eight California counties on the Central Coast of California. The Bank provides a full line-up of community banking, commercial banking, and trust and wealth management products and services. The Company’s website, including investor relations information, can be found at www.pcbancorp.com; the Bank’s website, including products and services information and branch locations, can be found at www.sbbt.com.

Forward Looking Statements

This press release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward‐looking statements to be covered by the safe harbor provisions for forward‐looking statements. All statements other than statements of historical fact are “forward- looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward‐looking statements.

Forward‐looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. The Company’s actual results may differ materially from those contemplated by the forward‐looking statements. The Company cautions you against relying on any of these forward‐looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward‐looking statements are detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed by the Company with the Securities and Exchange Commission on March 25, 2011. Forward‐looking statements speak only as of the date they are made, and the Company does not undertake to update forward‐looking statements to reflect circumstances or events that occur after the date the forward‐looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

Pacific Capital Bancorp
Consolidated Balance Sheets (unaudited)
(dollars and shares in thousands, except per share amounts)

	September 30, 2011	June 30, 2011
ASSETS
Cash and due from banks	$41,907	$40,820
Interest bearing demand deposits in other financial institutions	263,739	215,281
Cash and cash equivalents	305,646	256,101
Investment securities available for sale	1,447,246	1,401,116
Loans held for sale	3,727	1,598
Loans held for investment	3,620,463	3,689,751
Allowance for loan and lease losses	(4,288)	(3,577)
Net loans held for investment	3,616,175	3,686,174
Premises and equipment, net	74,589	76,082
FHLB stock and other investments	79,009	81,660
Goodwill and other intangible assets	91,403	91,290
Other assets	225,300	241,750
TOTAL ASSETS	$5,843,095	$5,835,771
LIABILITIES
Deposits
Noninterest bearing	$1,122,350	$1,045,475
Interest bearing	3,469,034	3,557,027
Total deposits	4,591,384	4,602,502
Securities sold under agreements to repurchase	316,741	317,560
Other borrowings	100,117	121,465
Other liabilities	89,874	89,784
TOTAL LIABILITIES	5,098,116	5,131,311
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Common stock ($0.001 par value; 50,000 authorized; 32,905 and 32,904 shares issued and outstanding at September 30, 2011, and June 30, 2011, respectively)	33	33
Paid in capital	650,582	650,052
Retained earnings	83,951	63,478
Accumulated other comprehensive income/(loss)	10,413	(9,103)
TOTAL SHAREHOLDERS' EQUITY	744,979	704,460
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,843,095	$5,835,771

Pacific Capital Bancorp
Consolidated Statements of Operations (unaudited)
(dollars and shares in thousands, except per share amounts)
	Three Months	Three Months
	Ended	Ended
	September 30,	June 30,
	2011	2011
Interest income
Loans	$58,271	$64,401
Investment securities	7,229	7,012
Other	548	526
TOTAL INTEREST INCOME	66,048	71,939
Interest expense
Deposits	6,149	6,390
Securities sold under agreements to repurchase	2,502	2,484
Other borrowings	1,549	2,902
TOTAL INTEREST EXPENSE	10,200	11,776
NET INTEREST INCOME	55,848	60,163
Provision for loan losses	787	1,799
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	55,061	58,364
Noninterest income
Service charges and fees	5,879	5,879
Trust and investment advisory fees	5,266	5,319
Loss on securities, net	(35)	(212)
Other	1,883	1,545
TOTAL NONINTEREST INCOME	12,993	12,531
Noninterest expense
Salaries and employee benefits	25,867	23,046
Net occupancy expense	6,042	5,678
Other	16,187	21,463
TOTAL NONINTEREST EXPENSE	48,096	50,187
INCOME BEFORE INCOME TAX BENEFIT	19,958	20,708
Income tax benefit	(515)	(266)
NET INCOME	$20,473	$20,974

Earnings per share:
Basic	$0.62	$0.64
Diluted	$0.62	$0.64
Weighted average number of common shares outstanding:
Basic	32,905	32,903
Diluted	32,958	32,916

Pacific Capital Bancorp

Consolidated Average Balances and Annualized Yields (unaudited)
	For the Three Months Ended			For the Three Months Ended
	September 30, 2011			June 30, 2011
	Average Balance	Income (3)	Rate (3)	Average Balance	Income (3)	Rate (3)
	(dollars in thousands)
Assets
Interest bearing demand deposits in other financial institutions	$315,811	$182	0.23%	$264,524	$147	0.22%
Securities:
Investment securities available for sale:
Taxable	1,176,991	5,080	1.71%	1,159,595	4,848	1.68%
Non taxable	203,248	2,149	4.23%	203,426	2,164	4.26%
Total securities	1,380,239	7,229	2.08%	1,363,021	7,012	2.07%
Loans: (1)
Commercial	228,770	4,803	8.33%	254,555	7,074	11.15%
Real estate - commercial (2)	2,181,785	37,475	6.87%	2,275,139	43,885	7.72%
Real estate - residential 1 to 4 family	1,176,892	14,606	4.96%	1,158,924	12,088	4.17%
Consumer loans	60,694	1,387	9.07%	58,591	1,354	9.27%
Total loans, gross	3,648,141	58,271	6.38%	3,747,209	64,401	6.88%
Other interest earning assets	80,306	366	1.81%	82,918	379	1.83%
Total interest earning assets	5,424,497	66,048	4.86%	5,457,672	71,939	5.28%
Noninterest earning assets	429,771			435,783
Total assets	$5,854,268			$5,893,455

Liabilities and shareholders' equity
Interest bearing deposits:
Savings and interest bearing transaction accounts	$1,763,765	1,297	0.29%	$1,748,268	1,302	0.30%
Time certificates of deposit	1,758,278	4,852	1.09%	1,865,294	5,088	1.09%
Total interest bearing deposits	3,522,043	6,149	0.69%	3,613,562	6,390	0.71%
Borrowed funds:
Securities sold under agreements to repurchase	317,501	2,502	3.13%	320,849	2,484	3.11%
Other borrowings	103,482	1,549	5.94%	120,961	2,902	9.62%
Total borrowed funds	420,983	4,051	3.82%	441,810	5,386	4.89%
Total interest bearing liabilities	3,943,026	10,200	1.02%	4,055,372	11,776	1.17%
Noninterest bearing demand deposits	1,097,874			1,066,205
Other noninterest bearing liabilities	84,127			86,167
Shareholders' equity	729,241			685,711
Total liabilities and shareholders' equity	$5,854,268			$5,893,455

Net interest spread			3.84%			4.11%

Net interest income/margin		$55,848	4.08%		$60,163	4.42%

(1) Nonaccrual loans are included in loan balances. Interest income includes related net deferred fee income.
(2) Commercial real estate loans include multifamily residential real estate loans.
(3) Includes impact of accretion or amortization of discounts and premiums.

Pacific Capital Bancorp

Key Financial Ratios (unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30,	June 30,
(in thousands, except per share amounts)	2011	2011

Financial Ratios, Consolidated:
Return on average equity	11.14%	12.27%
Return on average assets	1.39%	1.43%

Financial Ratios, SBB&T:
Return on average equity	11.76%	13.54%
Return on average assets	1.42%	1.53%

	September 30,	June 30,
	2011	2011

Capital Ratios, Consolidated:
Tier 1 leverage ratio	12.1%	11.6%
Tier 1 risk-based capital ratio	19.1%	17.9%
Total risk-based capital ratio	20.0%	18.3%

Capital Ratios, SBB&T:
Tier 1 leverage ratio	10.9%	10.4%
Tier 1 risk-based capital ratio	17.2%	16.1%
Total risk-based capital ratio	18.1%	16.5%

Book value per share of common stock:
Shares of common stock outstanding	32,905	32,904
Book value per share of common stock	$22.64	$21.41

Pacific Capital Bancorp

Key Financial Information (unaudited)
(dollars in thousands)

Loan Aging Table – Based on Individual Loan Basis

	September 30, 2011
	Current	30-89 Days Past Due	90+ Days Past Due - Still Accruing	Nonaccrual	Total
Loans originated and purchased after Transaction Date	$380,361	$850	$—	$—	$381,211

PCI Revolving Pools	462,172	11,263	—	26,752	500,187

PCI Term Pools	2,543,360	42,121	153,584	—	2,739,065

Total Loans	$3,385,893	$54,234	$153,584	$26,752	$3,620,463

	June 30, 2011
	Current	30-89 Days Past Due	90+ Days Past Due - Still Accruing	Nonaccrual	Total
Loans originated and purchased after Transaction Date	$310,577	$243	$—	$—	$310,820

PCI Revolving Pools	494,794	17,529	—	21,704	534,027

PCI Term Pools	2,633,498	47,836	163,570	—	2,844,904

Total Loans	$3,438,869	$65,608	$163,570	$21,704	$3,689,751

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, Public Affairs Director
805-884-6680
debbie.whiteley@pcbancorp.com
or
Mark Olson, Chief Financial Officer
805-884-8635
mark.olson@pcbancorp.com